EXHIBIT 10.33
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COMPREHENSIVE               SECURITY AGREEMENT


          THIS SECURITY AGREEMENT (this "Agreement"), made as of the 8th day of June, 1995, by and between Mercantile Bank of Kansas ("Bank"), with its principal place of business at 4700 West 50th Place, Roeland Park, Kansas 66205, and AmeriConnect, Inc. ("Borrower"), a Delaware Corporation with its principal place of business at 6750 W. 93rd Street, Suite 110, Overland Park, Kansas 66212, has reference to the following facts and circumstances:

     A. BORROWER, now and from time to time hereafter, may request loans, advances, extensions of credit and/or other financial accommodations from Bank; and

     B. Bank, to secure further the payment of "Borrower's Liabilities" (hereinafter defined) has requested that Borrower execute and deliver this Agreement in favor of Bank.

          NOW, THEREFORE, in consideration of any loan, advance, extension of credit and/or other financial accommodation at any time made by Bank to or for the benefit of Borrower, and of the promises set forth herein, the parties hereto agree as follows:

                         1.  DEFINITIONS AND TERMS

     1.1 The following words, terms and/or phrases shall have the meanings set forth thereafter and such meanings shall be applicable to the singular and plural form thereof, giving effect to the numerical difference; whenever the context so requires, the use of "it" in reference to Borrower shall mean Borrower as identified at the beginning of this Agreement:

          (A)  "ACCOUNT": the definition ascribed to this term in Section
               2.1 below.

          (B) "BORROWER'S LIABILITIES": all obligations and liabilities of Borrower to Bank (including, without limitation, all debts, claims and indebtednesses) whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under this Agreement or the "Other Agreements" (hereinafter defined), instrument and/or documents heretofore, now and/or from time to time hereafter executed by, and/or on behalf of Borrower, and delivered to Bank, or by operation of law or otherwise.

          (C)  "BORROWER'S OBLIGATIONS":  all terms, conditions,
               warranties, representations, agreements, undertakings, covenants and provisions (other than Borrower's Liabilities)
               to be performed, discharged, kept, observed
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               or complied with by Borrower pursuant to this Agreement and/or any of the Other Agreements, instruments and/or document heretofore, now and/or from time to time hereafter executed by and/or on behalf of Borrower, and delivered to Bank.

          (D) "CHARGES": all national, federal, state, county, city, municipal and/or other governmental (or any instrumentality, division, agency, body or department thereof, including, without limitation, the Pension Benefit Guaranty Corporation) taxes, levies, assessments, charges, liens, claims or encumbrances upon and/or relating to the "Collateral" (hereinafter defined), Borrower's Liabilities, Borrower's Obligations, Borrower's business, Borrower's ownership and/or use of any of its assets, and/or Borrower's income and/or gross receipts.

          (E)  "COLLATERAL":  the definition ascribed to this term in
               Section 2.1 below.

          (F) "ENVIRONMENTAL LAW": the definition ascribed to this term in Section 3.1(F).

          (G)  "EQUIPMENT":  the definition ascribed to this term in
               Section 2.1 below.

          (H)  "EVENT OF DEFAULT":  the definition ascribed to this term in
               Section 5.1 below.

          (I) "FINANCIALS": those financial statements of Borrower, if any, heretofore or concurrently herewith delivered by or on behalf of Borrower to Bank.

          (J) "GENERAL INTANGIBLES": the definition ascribed to this term in Section 2.1 below.

          (K) "GUARANTOR": any Person which has guaranteed to Bank the payment, collection or performance of all or any portion of Borrower's Liabilities and/or Borrower's Obligations, and/or has granted to Bank a security interest in, or lien or encumbrance upon, some or all of such Person's real and/or personal property to secure the payment and/or performance of all or any portion of Borrower's Liabilities and/or Borrower's Obligations.

          (L) "HAZARDOUS MATERIAL": the definition ascribed to this term in Section 5.1(F).

          (M) "INDEBTEDNESS": all obligations and liabilities of Borrower to any Person other than Bank (including, without limitation, all debts, claims and indebtednesses) whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due
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               or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under written or oral agreement, by operation of law, or otherwise.

          (N)  "INVENTORY":  the definition ascribed to this term in
               Section 2.1 below.

          (O) "LOANS": any and all loans, advances, extensions of credit and/or other financial accommodations of any kind or nature made by Bank at any time to, for the benefit of or at the request of Borrower, including, without limitation, all reimbursement obligations arising in connection with Bank's issuance of any letters of credit upon the application of Borrower.

          (P) "OBLIGOR": any Person who is and/or may become obligated to Borrower under or on account of Accounts.

          (Q) "OTHER AGREEMENTS": all agreements, instruments and documents, including, without limitation, loan agreements, security agreements, guaranties, mortgages, deeds of trust, notes, pledges, applications and agreements for letters of credit, letters of credit, advices of credit, bankers acceptances, notices, financing statements and all other written matter heretofore, now and/or from time to time hereafter executed by and/or on behalf of Borrower and delivered to Bank, or issued by Bank upon the application and/or other request of, and on behalf of Borrower.

          (R) "PERSON": any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

          (S) "PREMISES": any real property (or interest therein) at any time owned (beneficially or directly) or leased by Borrower or otherwise used by Borrower in the conduct of its business.

          (T)  "RECORDS":  the definition ascribed to this term in Section
               2.1 below.

          (U) "STOCK": all shares, interests, participations or other equivalents (however designated) of or in a corporation, whether or not voting, including, but not limited to, common stock, warrants, preferred stock, convertible debentures and all agreements, instruments and documents convertible, in whole or in part, into any one or more or all of the foregoing.

          (V) "SUPPLEMENTAL DOCUMENTATION": the definition ascribed to this term in Section 2.3 below.
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     1.2  Except as otherwise defined in this Agreement or the Other
          Agreements, all words, terms and/or phrases used herein and therein shall be defined by the applicable definition therefor (if any) in the Uniform Commercial Code as adopted by the State of Kansas.

                      2.  COLLATERAL:  GENERAL TERMS

     2.1 To secure the prompt payment to Bank of Borrower's Liabilities and the prompt, full and faithful performance by Borrower of Borrower's Obligations, Borrower grants to Bank a security interest in and to, and assigns and pledges to Bank, all of Borrower's now existing and/or owned and hereafter arising and/or acquired: (a) all of the items listed on the schedule attached hereto, if any; (b) accounts, chattel paper, contract rights, leases and rental income thereunder, leasehold interests, letters of credit, instruments and documents ("Accounts"), and all goods whose sale, lease or other disposition by Borrower have given rise to Accounts and have been returned to or repossessed or stopped in transit by Borrower; (c) all patents, copyrights and trademarks, and all applications for and registrations of the foregoing, all trade names, goodwill, beneficial interests, rights to tax refunds and all other general intangibles of any kind or nature whatsoever ("General Intangibles"); (d) all inventory of Borrower, wherever located, whether in transit, held by others for Borrower's account, covered by warehouse receipts, purchase orders and contracts, or in the possession of any carriers, forwarding agents, truckers, warehousemen, vendors or other Persons, including, without limitation, all raw materials, work in process, finished merchandise, supplies, goods, incidentals, office supplies and packaging materials ("Inventory"); (e) goods (other than Inventory), machinery, equipment, vehicles, appliances, furniture, furnishings and fixtures ("Equipment"); (f) monies, reserves, deposits, certificates of deposit and deposit accounts and interest or dividends thereon, securities, cash, cash equivalents and other property now or at any time or times hereafter in the possession or under the control of Bank, any of its affiliates (as defined in Section 6.10) or its bailee; (g) all books, records, computer records, ledger cards, programs and other computer materials, customer and supplier lists, invoices, orders and other property and general intangibles at any time evidencing or relating to the Collateral ("Records"); (h) all accessions to any of the Collateral and all substitutions, renewals, improvements and replacement of and additions thereto; (i) all other property of Borrower, real and/or personal, in which Borrower heretofore, now and/or from time to time hereafter has granted or grants to Bank a security interest, assignment, lien, claim or other encumbrance; and (j) all products and proceeds of the foregoing (whether such proceeds are in the form of cash, cash equivalents, proceeds of insurance policies, Accounts, General Intangibles, Inventory, Equipment, Records or otherwise). All of the foregoing is referred to herein individually and collectively as the "Collateral." Borrower shall make appropriate entries upon its financial
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          statements and Records disclosing Bank's security interest in and assignment and pledge of the Collateral.

     2.2 If the Collateral shall at any time or from time to time become unsatisfactory to Bank, Borrower shall upon demand, pledge, assign, transfer and deposit with Bank and grant to Bank a security interest in and to such additional property satisfactory to Bank as Bank may request.

     2.3 Borrower shall execute and/or deliver to Bank, at any time and from time to time hereafter at the request of Bank, all agreements, instruments, documents and other written matter (the "Supplemental Documentation") that Bank reasonably may request, in form and substance acceptable to Bank, to perfect and maintain perfected Bank's security interest, lien and/or encumbrance in and/or assignment and pledge of the Collateral and to consummate the transactions contemplated in or by this Agreement and the Other Agreements. Borrower, irrevocably, hereby appoints Bank (and all Persons designated by Bank for that purpose) as Borrower's true and lawful attorney (and agent-in-fact) to sign the name of Borrower on the Supplemental Documentation and to deliver the Supplemental Documentation to such Persons as Bank, in its sole and absolute discretion, may elect. Borrower agrees that a carbon, photographic or photostatic copy, or other reproduction, of this Agreement or of any financing statement, shall be sufficient as a financing statement.

     2.4 Bank (by any of its officers, employees and/or agents) shall have the right, at any time or times during Borrower's usual business hours, to inspect the Collateral (and the Premises upon which it is located) and all related Records and to verify the amount and condition of or any other matter relating to the Collateral. All costs, fees and expenses incurred by Bank, or for which Bank becomes obligated, in connection with such inspection and/or verification shall constitute part of Borrower's Liabilities, payable by Borrower to Bank on demand.

     2.5  Borrower warrants and represents to and covenants with Bank that:
          (a) except as specifically stated at the end of this Section, Bank's security interest in the Collateral is now and at all times hereafter shall be perfected and have a first priority; (b) the offices and/or locations where Borrower keeps the Collateral and the Records are at the locations specified at the end of this Section and Borrower shall not remove such Records and/or the Collateral therefrom and shall not keep any of such Records and/or the Collateral at any other office or location unless Borrower gives Bank written notice thereof at least thirty (30) days prior thereto and the same is within the continental United States of America; and (c) the addresses specified at the end of this
          Section include and designate Borrower's chief executive office, chief place of business and other offices and places of business and are Borrower's sole offices and places of business. Borrower, by written notice delivered to Bank at least thirty (30) days prior thereto, shall advise
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          Bank of Borrower's opening of any new office or place of business or its closing of any existing office or place of business and any new office or place of business shall be within the continental United States of America. Prior liens, if any: N/A; locations of Collateral, the Records, Borrower's principal place of business and all other offices and places of business: 6750 W. 93rd Street, Suite 110, Overland Park, KS 66212.

     2.6 Bank, in its sole and absolute discretion, without waiving or releasing any of Borrower's Obligations or any Event of Default, may at any time or times hereafter, but shall be under no obligation to pay, acquire and/or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person against the Collateral. All sums paid by Bank in respect thereof and all costs, fees and expenses, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto incurred by Bank or for which Bank becomes obligated on account thereof shall be part of Borrower's Liabilities payable by Borrower to Bank on demand.

     2.7 No authorization given by Bank pursuant to this Agreement or the Other Agreements to sell any specified portion of Collateral or any items thereof, and no waiver by Bank in connection therewith shall establish a custom or constitute a waiver of the prohibition contained in this Agreement against such sales, with respect to any portion of the Collateral or any item thereof not covered by said authorization.

     2.8 Regardless of the adequacy of any Collateral, any deposits or other sums at any time credited by or payable or due from Bank or any bailee of Bank to Borrower, or any monies, cash, cash equivalents, certificates of deposit, securities, instruments, documents or other assets of Borrower in the possession or control of Bank or its bailee for any purpose may at any time be reduced to cash and applied by Bank to, or setoff by Bank against, Borrower's Liabilities hereunder.

     2.9 With respect to Accounts, except as otherwise disclosed by Borrower to Bank in writing, Borrower warrants and represents to Bank that: (a) they are genuine, and in all respects are what they purport to be and are not evidenced by a judgment; (b) they represent undisputed, bona fide transactions completed in accordance with the terms and provisions contained in the invoices and other documents delivered to Bank with respect thereto; (c) the amounts thereof, which may be shown on any Schedule of Accounts and/or all invoices and statements delivered to Bank with respect thereto, are actually and absolutely owing to Borrower and are not contingent for any reason; (d) there are no setoffs, counterclaims or disputes existing or asserted with respect thereto and Borrower has not made any agreement with any Obligor thereof for any deduction therefrom except a regular discount allowed by Borrower in the ordinary course of its business for prompt payment; (e) there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or tend to reduce the amount payable thereunder from the amount thereof, which may be shown on any Schedule of Accounts and on all invoices and statements delivered to Bank with respect thereto; (f) to the best of Borrower's knowledge all Obligors have the capacity to contract and are solvent; (g) the services furnished and/or goods sold giving rise thereto are not subject to any lien, claim, encumbrance or security interest except that of Bank; (h) Borrower has no knowledge of any fact or circumstance which would impair the validity or collectibility thereof; and (i) to the best of Borrower's knowledge, there are no proceedings or actions which are threatened or pending against any Obligor which might result in any material adverse change in its financial condition.

     2.10 Bank shall have the right, at any time or times after an Event of Default, in its sole and absolute discretion, without notice thereof to Borrower: (a) to notify any or all Obligors that the Accounts have been assigned to Bank and that Bank has a security interest therein; (b) to direct such Obligors to make all payments due from them to Borrower upon the Accounts directly to Bank; and
          (c) to enforce payment of and collect, by legal proceedings or otherwise, the Accounts in the name of Bank and Borrower.

     2.11 Borrower, irrevocably, hereby designates, makes, constitutes and appoints Bank (and all Persons designated by Bank) as Borrower's true and lawful attorney (and agent-in-fact) from and after an Event of Default, with power, without notice to Borrower and at such time or times thereafter as Bank, in its sole and absolute discretion, may determine, in Borrower's or Bank's name: (a) to demand payment of the Accounts; (b) to enforce payment of the Accounts by legal proceedings or otherwise; (c) to exercise all of Borrower's rights and remedies with respect to the collection of the Accounts; (d) to settle, adjust, compromise, extend or renew the Accounts; (e) to settle, adjust or compromise any legal proceedings brought to collect the Accounts; (f) to sell or assign the Accounts upon such terms, for such amounts and at such time or times as Bank deems advisable; (g) to discharge and release the Accounts; (h) to prepare, file and sign Borrower's name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the Accounts; (i) to prepare, file and sign Borrower's name on any proof of claim in bankruptcy or similar document against any Obligor; and (j) to endorse the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts.

     2.12 Borrower shall be liable or responsible for: (a) the safekeeping of Inventory; (b) any loss or damage thereto or destruction thereof occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee or forwarding agency thereof or other Person whomsoever.

     2.13 Borrower warrants and represents to and covenants with Bank that:
          (a) Inventory shall be kept only at the locations specified in
          Section 2.5 hereof; (b) Borrower, immediately upon demand by Bank therefor, now and from time to time hereafter, shall execute and deliver to Bank Designations of Inventory specifying Borrower's cost of Inventory and such other matters and information relating to Inventory as Bank may request; (c) Borrower does now keep and hereafter at all times shall keep correct and accurate Records itemizing and describing the kind, type, quality and quantity of Inventory, Borrower's cost therefor and selling price thereof and the daily withdrawals therefrom and additions thereto all of which Records shall be available (during Borrower's usual business hours), upon demand, to any of Bank's officers, employees or agents for inspection and copying thereof; (d) all Inventory is now and hereafter at all times shall be of good, merchantable and first-grade quality, free from defects; (e) Inventory shall not now or at any time or times hereafter be comprised of any altered, damaged, out-dated, second-grade, second-hand, out-of-style, discontinued or reconditioned goods; (f) Inventory is not now and shall not at any time or times hereafter be stored with a bailee, warehouseman or similar party without Bank's prior written consent, and, in such event, Borrower will concurrently therewith cause any such bailee, warehouseman or similar party to issue and deliver to Bank, in form and substance acceptable to Bank, warehouse receipts therefor in Bank's name; (g) any of Bank's officers, employees or agents shall have the right, upon demand, now and at any time or times hereafter during Borrower's usual business hours, to inspect and examine Inventory and to check and test the same as to quality, quantity, value and condition; and
          (h) Bank's exercise of any of the rights or remedies described in
          Article 5 of this Agreement or in any of the Other Agreements shall not constitute a violation of any applicable law, or a breach of any provision contained in any agreement, instrument or document concerning the assignment or license of, or the payment of royalties for, any patents, patent rights, trade names, trademarks, trade secrets, know-how, copyrights or any other form of intellectual property now or at any time or times hereafter protected as such by any applicable law. All costs, fees and expenses incurred by Bank in connection therewith (or which Bank becomes obligated to pay) shall be part of Borrower's Liabilities, payable by Borrower to Bank on demand.

     2.14 Until an Event of Default, Borrower may sell Inventory in the ordinary course of its business (which does not include a transfer in partial or total satisfaction of Indebtedness). Borrower shall be liable or responsible for: (a) the safekeeping of Inventory;
          (b) any loss or damage thereto or destruction thereof occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; and (d) any act or default of any carrier, warehouseman, bailee or forwarding agency thereof or other Person whomsoever.

     2.15 Borrower warrants and represents to Bank that, except as disclosed in Section 2.5 hereof, Borrower has good, indefeasible, and merchantable title, free and clear of all liens, claims and encumbrances, to and ownership of the Equipment. Borrower, immediately upon demand by Bank, shall execute and deliver to Bank schedules of Equipment containing such information requested by Bank. Equipment shall be kept and/or maintained solely at locations specified in Section 2.5.

     2.16 Borrower shall keep and maintain the Equipment in good operating condition and repair and shall make all necessary replacements thereof and renewals thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Borrower shall not permit any such items to become a fixture to real estate or accession to other personal property.

     2.17 Borrower, immediately on demand by Bank, shall deliver to Bank any and all evidence of ownership of, including, without limitation, certificates of title to and applications for title to, any Equipment.

     2.18 Borrower shall notify Bank within five (5) days after it shall acquire any Equipment covered by certificates of title. With respect to such newly acquired Equipment, Borrower shall deliver to Bank, simultaneously with such notice, the certificates of title relating to such Equipment and appropriate financing statements, if required by applicable law, duly completed by Borrower, to enable Bank to perfect its lien in such Equipment.

                    3.  WARRANTIES AND REPRESENTATIONS

     3.1  Borrower represents and warrants to Bank that:

          (A) Borrower is a Delaware Corporation duly organized and existing and in good standing under the laws of the jurisdiction in which it was incorporated and/or established, and has all requisite power and authority, corporate and/or otherwise, to conduct its business and to own its properties. Borrower is duly licensed and/or qualified to do business and in good standing in all jurisidictions in which the laws thereof require Borrower to be so licensed and/or qualified.

          (B) The execution, delivery and performance by Borrower of this Agreement and the Other Agreements, are within the powers of Borrower, corporate or otherwise, have been duly authorized by all necessary action and do not and will not: (i) require any consent or approval of the stockholders of Borrower;
               (ii) violate any provision of any certificate or articles of incorporation, by-laws, partnership agreement or other agreements of Borrower or of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award binding upon or applicable to Borrower; (iii) require the consent or approval of, or filing or registration with, any governmental body, agency or authority; and/or (iv) result in a breach of or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property of Borrower. This Agreement and the Other Agreements constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms, except as enforceability maybe limited by bankruptcy, insolvency, reorganization and other similar laws of general application affecting the enforcement of creditor's right or by general principles of equity.

          (C) Borrower warrants and represents to and covenants with Bank that Borrower shall not, without Bank's prior written consent thereto, which Bank may or may not give in its sole discretion, concurrently or hereafter; (a) grant a security interest in, assign, sell or transfer any of Borrower's assets to any Person or permit, grant, or suffer a lien, claim or encumbrance upon any of Borrower's assets, except;
               (i) liens set forth in Section 4.1(A) of this Agreement;
               (ii) liens created by this Agreement and the Other
               Agreements; (iii) liens for Charges which are not yet due and payable, or which are permitted pursuant to Section 4.3 of this Agreement; (iv) mechanics', materialmen's, bankers', carriers', warehousemen's and similar liens arising in the ordinary course of business and securing obligations of Borrower that are not overdue for a period of more than sixty (60) days or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest any proceedings commenced for the enforcement of such liens shall have been duly suspended and such provision for the payment of such liens has been made on the books of Borrower as may be required by generally accepted accounting principles; (v) liens arising in connection with worker's compensation, unemployment insurance, old age pensions and social security benefits which are not overdue or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest any proceedings commenced for the enforcement of such liens shall have been duly suspended and such provision for the payment of such liens has been made on the books of Borrower as may be required by generally accepted accounting principles; (vi) liens incurred in the ordinary course of business to secure the performance of statutory obligations arising in connection with progress payments or advance payments due under contracts with the United States government or any agency thereof entered into in the ordinary course of business, liens incurred or deposits made in the ordinary course of business to secure the performance of tenders, statutory obligations, bids, leases, performance bonds, fee and expense arrangements with trustees and fiscal agents and other similar obligations (exclusive of obligations incurred in connection with the borrowing of money or the payment of the deferred purchase price of property) and liens directly securing appeal and release bonds, provided that adequate provision for all such obligations has been made on the books of Borrower in accordance with generally accepted accounting principles; and (vii) zoning restrictions, easements, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially detract from the value or impair the use of such real property:

          (D) Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (E) All employee pension and benefit plans subject to the Employee Retirement Income Security Act of 1974 ("ERISA") which are maintained for employees of Borrower, are in compliance in all material respects with the applicable provisions of ERISA.

          (F) The operations of Borrower comply in all respects with the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law or any other federal, state or local laws, rules, regulations, orders or decrees (collectively, "Environmental Laws") relating to, or imposing liabilities or standards of conduct concerning any hazardous substances, pollutants, contaminants, toxic or dangerous waste, substance or material defined as such in any Environmental Law (collectively, "Hazardous Materials"). There are no proceedings which are pending, or to the knowledge of Borrower threatened, against Borrower under any Environmental Law.

          (G) The Financials, copies of which have been furnished to Bank, are complete and correct and fairly present the financial condition of Borrower as of the dates referred to therein, and the results of their operations for the period then ended, all in accordance with generally accepted accounting principles applied on a consistent basis. Since the date thereof, there has been no material adverse change in the property, financial condition or business operations of Borrower.

          (H) Borrower has and at all times hereafter shall have good and marketable title to all of its assets, real and personal, free and clear of all liens, security interests, mortgages, claims and/or encumbrances except those granted in favor of Bank, those existing as of the date of this Agreement as reflected in the Financials and/or as otherwise disclosed therein and those referred to in Section 2.5 hereof.

          (I) Except for trade payables arising in the ordinary course of its business since the dates reflected in the Financials and/or as otherwise disclosed therein, Borrower has no Indebtedness.

          (J) Borrower is not in default with respect to any indenture, loan agreement, mortgage, deed of trust or similar agreement relating to the borrowing of monies to which it is a party or by which it is bound.

          (K) Borrower has and is in good standing with the respect to all governmental permits, certificates, consents and franchises necessary to continue the conduct of its business as previously conducted by it and to own or lease and operate its properties as now owned or leased by it.

          (L) Borrower is not a party to any agreement, instrument or undertaking, or subject to any other restriction (i) which materially or adversely affects, or may in the future so affect, the property, financial condition or business operations of Borrower, or (ii) under or pursuant to which Borrower is or will be required to place (or under which any other Person may place) a lien upon any of its properties to secure payment and/or performance of any liability or obligation, either upon demand or upon the happening of any condition or event, with or without demand.

          (M) There are no actions or proceedings which are pending or threatened against Borrower, which (i) relates to the execution, delivery or performance of this Agreement and/or any of the Other Agreements, or (ii) would cause any material adverse change in the property, financial condition or business operations of Borrower.

          (N) The proceeds of any Loans shall be used for business purposes and consistently with all applicable laws and statutes. Borrower is not in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Loans shall be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

          (O) No information, exhibit or report furnished by Borrower to Bank in connection with the negotiation, execution or future performance of this Agreement, contains any false or misleading information or misstatement of any facts.

                                  4.  COVENANTS

     4.1 So long as any of Borrower's Liabilities shall remain unpaid, Borrower shall not do, any of the following without the prior written consent of Bank:

          (A) Create or permit to be created or allow to exist any mortgage, pledge, encumbrance or other lien upon or security interest in any property or assets now owned or hereafter acquired by Borrower, except (i) such as exist and/or are granted to Bank hereunder or under any of the Other Agreements; (ii) liens for Charges which are not yet due and payable; (iii) mechanics', materialmen's, bankers', warehousemen's and similar liens arising in the ordinary course of business and securing obligations of Borrower that are not over due for a period of more than sixty (60) days and are being contested in good faith by appropriate proceedings diligently pursued; (iv) liens arising in connection with worker's compensation, unemployment insurance, pensions and social security benefits which are not over due or are being contested in good faith by appropriate proceedings diligently pursued; or (v) zoning restrictions, easements, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially detract from the value or impair the use of such real property.

          (B) Permit or suffer any levy, attachment or restraint to be made affecting any of its assets or Collateral or permit or suffer any receiver, trustee or assignee for the benefit of creditors, or any other custodian to be appointed to take possession of all of any of Borrower's assets or any of the Collateral.

          (C) Acquire any other business or make any loan, advance or extension of credit to, or investment in, any other Person, or create or participate in the creation of any subsidiary or joint venture, except: (i) investments in (a) Bank repurchase agreements, (b) savings accounts or certificates of deposit in a financial institution of recognized standing, (c) obligations issued or fully guaranteed by the United States, and (d) prime commercial paper maturing within ninety (90) days of the date of acquisition by Borrower; (ii) loans and advances made to employees and agents in the ordinary course of business, such as travel and entertainment advances and similar items; and (iii) investments shown on the Financials, provided that such investments shall not be increased.

          (D) Liquidate or dissolve, or merge with or into or consolidate with or into any other Person, or sell, lease, transfer or otherwise dispose of all or any substantial part of its property, assets or business (other than sales made in the ordinary course of business), amend, modify or supplement

               Borrowers certificate or articles of Incorporation, bylaws, partnership agreement or other document evidencing the existence of Borrower as a legal entity.

          (E) Discount or sell with recourse, or sell for less than the fact amount thereof, any of its notes or accounts receivable, whether now owned or hereafter acquired.

          (F) Guaranty or otherwise, in any way, become liable with respect to the obligations or liabilities of any Person, other than in connection with the endorsement of instruments or items for payment for deposit or collection in the ordinary course of its business.

     4.2  Borrower, at its sole cost and expense, shall keep and maintain:
          (a) the Collateral insured for the greater of the full insurable value or the full replacement value thereof against loss or damage by fire, theft, explosion, sprinklers and all other hazards and risks ordinarily insured against by other owners or users of properties in similar businesses; (b) business interruption insurance; and (c) public liability insurance relating to Borrower's ownership and use of its assets. All such policies of insurance shall be in form, with insurers and in such amounts as may be satisfactory to Bank. Borrower shall deliver to Bank certificates for each policy of insurance, evidence of payment of all premiums for each such policy and, upon Bank's request therefor, copies of all such policies. Such policies of insurance (except those of public liability) shall contain an endorsement, in form and substance acceptable to Bank, showing loss payable to Bank. Such endorsement or an independent instrument furnished to Bank, shall provide that all insurance companies will give Bank at least thirty (30) days prior written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of Borrower or any other Person shall affect the right of Bank to recover under such policy or policies of insurance in case of loss or damage. Borrower hereby directs all insurers under such policies of insurance (except those of public liability) to pay all proceeds payable thereunder directly to Bank. Borrower, irrevocably, appoints Bank (and all officers, employees or agents designated by Bank) as Borrower's true and lawful attorney (and agent-in-fact) for the purpose of endorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance. Furthermore, Borrower, irrevocably, appoints Bank (and all officers, employees or agents designated by Bank) as Borrower's true and lawful attorney (and agent-in-fact) from and after an Event of Default, for the purpose of making, settling and adjusting claims under such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. In the event Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then Bank, without waiving or releasing any of Borrowers

          Obligations or any Event of Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which Bank deems advisable. All sums so disbursed by Bank, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be part of Borrower's Liabilities, payable by Borrower to Bank on demand.

     4.3 Borrower shall pay promptly, when due, all of the Charges, provided, however, that notwithstanding the foregoing, Borrower may permit or suffer the Charges to attach to Borrower's assets and may dispute, without prior payment thereof, the Charges, provided that Borrower, in good faith, shall be contesting the same in an appropriate proceeding, enforcement thereof against any assets of Borrower shall be stayed and appropriate reserves therefor shall have been established on the Records of Borrower in accordance with generally accepted accounting principles. In the event Borrower, at any time or times hereafter, shall fail to pay the Charges as required herein, Borrower shall so advise Bank thereof in writing: Bank may, without waiving or releasing any of Borrower's Obligations or any Event of Default hereunder, in its sole and absolute discretion, at any time or times thereafter, make such payment, or any part thereof and take any other action with respect thereto which Bank deems advisable. All sums so paid by Bank and any expenses, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be part of Borrower's Liabilities, payable by Borrower to Bank on demand.

     4.4 Borrower shall: (a) pay or discharge or otherwise satisfy at or before maturity or before the same becomes delinquent, all Indebtedness, provided, however that Borrower shall not be required to pay any Indebtedness which is unsecured while the same is being contested by it in good faith and by appropriate proceedings so long as Borrower shall have set aside on its books reserves in accordance with generally accepted accounting principles with respect thereto and title to any property of Borrower is not jeopardized; (b) preserve and maintain its corporate existence, rights, privileges and franchises in the jurisdiction of its incorporation or organization, and quality and remain qualified to do business in each other jurisdiction in which such qualification is necessary in view of its business or operations; (c) comply with all laws, rules, regulations and governmental orders (federal, state and local) having applicability to it or to the businesses at any time conducted by it, where the failure to so comply would have a material adverse effect, either individually or in the aggregate, on the business, condition (financial or otherwise), assets, operations or prospects of Borrower; and (d) duly and punctually pay and perform each of its obligations under this Agreement and the Other Agreements in accordance with the terms thereof.

     4.5 Maintain standard and modern system for accounting in accordance with generally accepted principles of accounting consistently applied throughout all accounting periods and consistent with those applied in the preparation of the Financials, and furnish to Bank such information respecting the business, assets and financial condition of Borrower as Bank reasonably may request and, without request, furnish to Bank: (i) within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of Borrower, consolidated and/or, if applicable, consolidating balance sheet(s) and statement(s) of income and surplus of Borrower and its consolidated subsidiaries as of the close of such quarter and of the comparable quarter in the preceding fiscal year in reasonable detail and accompanied by a certificate of the chief financial officer of Borrower stating that such statements are true and correct (subject to audit and normal year-end adjustments) and that, as of the close of the last period covered in such financial statements, no condition or event had occurred which constitutes an Event of Default hereunder (or if there was such a condition or event, specifying the same); and
          (ii) as soon as available, and in any event within ninety (90) days after the close of each fiscal year of Borrower, a copy of the detailed long-form audit report for such year and accompanying consolidated and/or, if applicable, consolidating financial statements of Borrower and its consolidated subsidiaries, as prepared by independent certified public accountants selected by Borrower and satisfactory to Bank.

     4.6 Permit representatives of Bank to visit and inspect any of the properties and examine any of the books and records of Borrower at any reasonable time and as often as reasonably may be desired.

     4.7 Possess and maintain all necessary patents, franchises, trademarks, trade names, copyrights and licenses to conduct its respective business(es).

                                5.  DEFAULT

     5.1 The occurrence of any one of the following events shall constitute a default ("Event of Default") under this Agreement: (a) Borrower shall default in the performance or observance of any of Borrower's Obligations under this Agreement; (b) Borrower shall default in the performance or observance of any other of Borrower's Obligations; (c) if any representation or warranty on the part of Borrower contained in this Agreement or the Other Agreements, or any document, instrument or certificate delivered pursuant hereto or thereto shall have been incorrect in any material respect when made or deemed made; (d) if Borrower fails to pay Borrower's Liabilities, when due and payable or declared due and payable; (e) if the Collateral, any collateral securing the obligations to Bank of any Guarantor or any other material portion of Borrower's or any such Guarantor's assets, are attached, seized, subjected to a writ of distress warrant, or are levied upon, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors; (f) if a petition under any section or chapter of the Bankruptcy
          Reform Act of 1978, as amended, or any similar law or regulation shall be filed by Borrower or any Guarantor or if Borrower or any Guarantor shall make an assignment for the benefit of creditors or if any case or proceeding is filed by Borrower or any Guarantor for its dissolution or liquidation; (g) if Borrower or any Guarantor is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs or if a petition under any section or chapter of the Bankruptcy Reform Act of 1978, as amended, or any similar law or regulation is filed against Borrower or any Guarantor or if any case or proceeding is filed against Borrower or any Guarantor for its dissolution or liquidation and such injunction, restraint or petition is not dismissed or stayed within thirty (30) days after the entry or filing thereof; (h) if an application is made by Borrower or any Guarantor for the appointment of a receiver, trustee or custodian for the Collateral, any collateral securing such Guarantor's obligations to Bank or any other material portion of Borrower's or such Guarantor's assets; (i) if an application is made by any Person other than Borrower or any Guarantor for the appointment of a receiver, trustee, or custodian for the Collateral, any collateral securing any such Guarantor's obligations to Bank or any other material portion of Borrower's or such Guarantor's assets and the same is not dismissed within thirty (30) days after the application therefor; (j) except as permitted in Section 4.3 above, if a notice of any Charge is filed of record with respect to all or any of Borrower's assets, or if any Charge becomes a lien or encumbrance upon the Collateral or any other of Borrower's assets and the same is not released within thirty (30) days after the same becomes a lien or encumbrance; (k) if Borrower is in default in the payment of Indebtedness (other than Borrower's Liabilities) and such default is declared and is not cured within the time, if any, specified therefor in any agreement governing the same; (l) the death or incompetency of Borrower (if an individual) or any Guarantor (which is an individual), or the appointment of a conservator for all or any material portion of Borrower's or any such Guarantor's assets or the Collateral; (m) the occurrence of a default or Event of Default under any agreement, instrument and/or document executed and delivered by any Guarantor to Bank, which is not cured within the time, if any, specified therefor in such agreement, instrument or document; (n) the occurrence of a default or an Event of Default under any of the Other Agreements, which is not cured within the time, if any, specified therefor in such Other
          Agreement; (o) if one or more judgments or decrees shall be entered against Borrower involving, individually, or in the aggregate, a liability of $10,000.00 or more and all such judgments or decrees shall not have been vacated, discharged or stayed pending appeal within sixty (60) days from the entry thereof; (p) if this Agreement or any of the Other Agreements shall cease for any reason to be in full force and effect (other than by reason of the satisfaction of all of Borrower's
          Liabilities or voluntary release by Bank of any Other Agreement) or Borrower or any other Person (other than Bank) shall disavow its obligations thereunder, or shall contest the validity or enforceability of any thereof; or (q) if any lien or security interest in any Collateral or any collateral securing the obligations of any Guarantor to Bank shall for any reason cease to be a legal, valid, perfected or enforceable first priority lien on and security interest in such Collateral or Guarantor's collateral (other than by reason of the payment in full of all obligations secured thereby or voluntary release by the secured party of such Collateral or Guarantor's collateral).

     5.2 All of Bank's rights and remedies under this Agreement and the Other Agreements are cumulative and non-exclusive.

     5.3 Upon an Event of Default or the occurrence of any one of the events described in Section 5.1, without notice by Bank to or demand by Bank of Borrower, Bank shall have no further obligations to and may then forthwith cease making Loans to or for the benefit of Borrower. Upon an Event of Default, without notice by Bank to or demand by Bank of Borrower's Liabilities shall be due and payable, forthwith.

     5.4 Upon an Event of Default, Bank, in its sole and absolute discretion, may: (a) exercise any one or more of the rights and remedies accruing to a secured party under the Uniform Commercial Code of the relevant state or states and any other applicable law upon default by a debtor; (b) enter, with or without process of law and without breach of the peace, any Premises where the Collateral is or may be located, and without charge or liability to Bank therefor seize and remove the Collateral from said Premises and/or remain upon said Premises and use the same for the purpose of collecting, preparing and disposing of the Collateral; and (c) sell or otherwise dispose of the Collateral at public or private sale for cash or credit provided, however, that Borrower shall be credited with the net proceeds of such sale only when such proceeds are actually received by bank.

     5.5 Upon an Event of Default, Borrower, immediately upon demand by Bank, shall assemble the Collateral and make it available to Bank at a place or places to be designated by Bank which are reasonably convenient to Bank and Borrower. Borrower recognizes that in the event Borrower fails to perform, observe or discharge any of Borrower's Obligations, no remedy of law will provide adequate relief to Bank, and agrees that Bank shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     5.6 Any notice required to be given by Bank of a sale, lease, other disposition of the Collateral or any other intended action by Bank, deposited in the United States mail, postage prepaid and duly addressed to Borrower at its principal place of business specified at the beginning of this Agreement not less than five
          (5) days prior to such proposed action, shall constitute commercially reasonable and fair notice to Borrower thereof.

     5.7 Upon an Event of Default, Borrower agrees that Bank may, if Bank deems it reasonable, postpone or adjourn any such sale of the Collateral from time to time by an announcement at the time and place of sale or by announcement at the time and place of such postponed or adjourned sale, without being required to give a new notice of sale. Borrower agrees that Bank has no obligation to preserve rights against prior parties to the Collateral. Further, Borrower waives and releases any cause of action and claim against Bank as a result of Bank's possession, collection or sale of the Collateral, any liability or penalty for failure of Bank to comply with any requirement imposed on Bank relating to notice of sale, holding of sale or reporting of sale of the Collateral, and, to the extent permitted by law, any right of redemption from such sale.

     5.8 In the event Bank seeks possession of the Collateral through replevin or other court process, Borrower hereby irrevocably waives (a) any bond, surety or security required as an incident to such possession, and (b) any demand for possession of the Collateral prior to commencement of any suit or action to recover possession thereof.

                             6.  MISCELLANEOUS

     6.1 Borrower waives the right to direct the application of any and all payments at any time or times hereafter received by Bank on account of Borrower's Liabilities and Borrower agrees that Bank shall have the continuing exclusive right to apply and reapply any and all such payments in such manner as Bank may deem advisable, notwithstanding any entry by Bank upon any of its books and records.

     6.2 This Agreement and the Other Agreements may not be modified, altered or amended except by an agreement in writing signed by Borrower and Bank. Borrower may not sell, assign or transfer this Agreement or the Other Agreements or any portion thereof, including, without limitation, Borrower's rights, titles, interests, remedies, powers and/or duties thereunder. Borrower consents to Bank's sale, assignment, transfer or other disposition, at any time or from time to time hereafter, of this Agreement or the Other Agreements, or any portion thereof, including, without limitation, Bank's rights, titles, interests, remedies, powers and/or duties.

     6.3 Bank's failure at any times hereafter to require performance by Borrower of any provision of this Agreement or the Other Agreements shall not waive, affect or diminish any right of Bank thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Bank of an Event of Default shall not suspend, waive or affect any other Event of Default, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement and the Other

          Agreements, and no Event of Default by Borrower under this Agreement and the Other Agreements, shall be deemed to have been suspended or waived by Bank unless such suspension or waiver is by an instrument in writing signed by an officer of Bank and directed to Borrower specifying such suspension or waiver.

     6.4 If any provision of this Agreement or the Other Agreements or the application thereof is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to other Persons or circumstances will not be affected thereby and the provisions of this Agreement and the Other Agreements shall be severable in any such instance.

     6.5 This Agreement and the Other Agreements shall be binding upon and inure to the benefit of the successors and assigns of Borrower and Bank. This provision, however, shall not be deemed to modify
          Section 6.2 hereof.

     6.6 Except as otherwise specifically provided in this Agreement, Borrower waives any and all notice or demand which Borrower might be entitled to receive with respect to this Agreement by virtue of any applicable statute or law, and waives presentment, demand and protest and notice of presentment, protest, default, dishonor, non-payment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Bank on which Borrower may in any way be liable and hereby ratifies and confirms whatever Bank may do in this regard.

     6.7 Upon demand by Bank, Borrower shall reimburse Bank for all costs, fees and expenses incurred by Bank or for which Bank becomes obligated, in connection with the negotiation, preparation and conclusion of this Agreement and the Other Agreements, including, without limitation, all fees, costs and expenses of attorneys retained by Bank (including attorneys who are employees of Bank and/or any of its affiliates).

     6.8 This Agreement and the Other Agreements are submitted by Borrower to Bank (for Bank's acceptance or rejection thereof) at Bank's principal place of business and shall not be binding upon Bank or become effective until and unless accepted by Bank, in writing, at said place of business. If so accepted by Bank, this Agreement and the Other Agreements shall be deemed to have been made at said place of business. This Agreement and the Other Agreements shall be governed and controlled by the internal laws of the State of Kansas as to interpretation, enforcement, validity, construction, effect and in all other respects, without reference to principles of choice of law.

     6.9 TO INDUCE BANK TO ACCEPT THIS AGREEMENT AND ALL OTHER AGREEMENTS RELATED HERETO, BORROWER HEREBY IRREVOCABLY

          AGREES THAT, SUBJECT TO BANK'S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT OR ANY AGREEMENT RELATED HERETO OR ANY COLLATERAL HELD BY BANK IN CONNECTION HEREWITH OR THEREWITH SHALL BE LITIGATED ONLY IN COURTS HAVING SITUS WITHIN THE CITY OF OLATHE, STATE OF KANSAS OR IN THE CITY OF KANSAS CITY, STATE OF KANSAS. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN EITHER OF SAID CITIES IN THE STATE OF KANSAS. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT IN ACCORDANCE WITH THIS SECTION. BORROWER AND BANK IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION IN WHICH BORROWER AND BANK ARE PARTIES.

     6.10 To the extent permitted by applicable law, if at any time or times hereafter Bank employs counsel (including attorneys who are employees of Bank and/or any of its affiliates) (A) for advice or other representation with respect to this Agreement or the Other Agreements or the administration, (B) to represent Bank in any litigation, contest, dispute, suit or proceeding or to commence, defend or intervene or take any other action in or with respect to any such matter, or (C) to enforce any rights of Bank against Borrower and/or any Guarantor, the reasonable costs, fees and expenses incurred by Bank in any manner or way with respect to the foregoing, shall be part of Borrower's Liabilities, payable by Borrower to Bank on demand. For purposes of this Agreement "affiliate" of the Bank shall include, but not be limited to Mercantile Bancorporation, Inc. ("MBI") and any banking or non-banking subsidiary of MBI, whether owned, controlled by, controlling or under common control with MBI directly or indirectly through any subsidiary.

     6.11 This agreement shall continue in full force and effect until Borrower's Liabilities are fully paid, performed and discharged. To the extent that Bank receives any payment on account of Borrower's Liabilities, and any such payment(s) or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment(s) received, Borrower's Liabilities, or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment(s) had not been received by Bank and applied on account of Borrower's Liabilities.

     6.12 Except as otherwise specifically provided herein, requests and other communications to any party shall be in writing (including bank wire, telex or similar writing) and shall be given at its address or telex number set forth on the signature pages hereof or such other address or telex number as may hereafter be specified. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate confirmation is received, (ii) if given by mail, 72 hours after such communication is deposited by the mails with first class postage prepaid addressed as aforesaid or
          (iii) if given by any other means, when delivered at the address specified in this Section.

NOTICE. THIS AGREEMENT IS THE FINAL EXPRESSION OF THE CREDIT AGREEMENT BETWEEN BORROWER AND BANK, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR OR CONTEMPORANEOUS ORAL CREDIT AGREEMENT BETWEEN BORROWER AND BANK. IF THERE ARE ANY ADDITIONAL TERMS, THEY ARE REDUCED TO WRITING AS FOLLOWS: N/A

          I/WE AFFIRM THAT NO UNWRITTEN ORAL AGREEMENT EXISTS BETWEEN BORROWER AND BANK.

BORROWER:                               BANK:

AmeriConnect, Inc.                      MERCANTILE BANK OF KANSAS


By:  /s/ Robert R. Kaemmer              By:_______________________________
     Robert R. Kaemmer, President


          IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year specified at the beginning hereof.

BORROWER/CORPORATION                    AmeriConnect, Inc.


By:________________________________     By:  /s/ Robert R. Kaemmer

Print Name:_________________________    Print Name:  Robert R. Kaemmer

Title:_______________________________   Title:           President

Address:____________________________    Address:  6750 W. 93rd Street,
                                                  Suite 110
___________________________________               Overland Park, KS  66212

TELEX:____________________________      TELEX:____________________________

BORROWER/PARTNERSHIP                    ___________________________________
                                             (Print Partnership Name)

By:________________________________     By:_________________________________

Print Name:_________________________    Print Name:_________________________

Title:    General Partner               Title:    General Partner

Address:____________________________    Address:____________________________

___________________________________      __________________________________

TELEX:____________________________      TELEX:____________________________


BORROWER/INDIVIDUAL

By:_______________________________      By:________________________________

Print Name:________________________     Print Name:_________________________

Address:___________________________     Address:____________________________

__________________________________      __________________________________

TELEX:_____________________________     TELEX:____________________________


By:________________________________     By:_______________________________

Print Name:_________________________    Print Name:_________________________

Address:____________________________    Address:____________________________

___________________________________     __________________________________

TELEX:_____________________________     TELEX:____________________________

Accepted this 8th day of June, 1995, at Bank's principal place of business in the City of Roeland Park, State of Kansas.

                                        BANK:

                                        MERCANTILE BANK OF KANSAS


                                        By:  /s/ James A. Thomas
                                        Title:  James A. Thomas,
                                                Sr. Vice President
                                        Address:  4700 W. 50th Place
                                                  Roeland Park, Kansas 66205